================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Watson Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         WATSON PHARMACEUTICALS, INC.
                               311 Bonnie Circle
                           Corona, California 91720

                               ----------------

                                March 31, 1999

Notice of Annual Stockholders Meeting:

  You are hereby notified that the 1999 Annual Meeting of Stockholders (the "Meeting") of Watson Pharmaceuticals, Inc. (the "Company") will be held at the Hyatt Regency Irvine located at 17900 Jamboree Road, Irvine, California at 9:00 a.m. local time, on Monday, May 3, 1999, for the following purposes:

    1. To elect two (2) directors to hold office until the 2002 Annual
  Meeting.

    2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

  You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please vote, sign and date the enclosed proxy and return it in the envelope provided.

                                          By Order of the Board of Directors

                                          Robert C. Funsten
                                          Secretary

                         WATSON PHARMACEUTICALS, INC.
                               311 Bonnie Circle
                           Corona, California 91720

                               ----------------

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 1999

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

  This Proxy Statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held at the Hyatt Regency Irvine located at 17900 Jamboree Road, Irvine, California, at 9:00 a.m. local time, on May 3, 1999, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal ended December 31, 1998 are being mailed to stockholders on or about March 31, 1999.

  Stockholders of record at the close of business on March 15, 1999 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 95,592,406 shares of the Company's common stock, par value $0.0033 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

  The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 15, 1999. All shares of Common Stock and options or warrants to acquire Common Stock reported in this Proxy Statement reflect the two for one stock split, effected in the form of a 100% stock dividend on October 29, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company. Following the original mailing of the proxies and other soliciting materials, employees of the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

  Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. Neither the Company's Articles of Incorporation, By-Laws nor Nevada corporate statutes addresses the treatment and effect of abstentions and broker non-votes; the election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  A properly executed proxy will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company and FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company. A proxy will also be revoked if the stockholder attends the meeting in person and votes. A later dated proxy will revoke a prior dated proxy.

  As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Two directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2002 Annual Meeting and until their successors are elected and qualify. The Class I directors, Michael J. Fedida and Albert F. Hummel, are nominees for director. The Class II directors, Alec
D. Keith, Ph.D., Ronald R. Taylor and Andrew L. Turner are scheduled to serve as directors until the 2000 Annual Meeting. The Class III directors, Allen Y. Chao, Ph.D. and Michel J. Feldman, are scheduled to serve as directors until the 2001 Annual Meeting.

  The Articles of Incorporation provide that three directors will serve in each of the three classes. There are only two directors in Class I who are nominated for election at the Annual Meeting. The Board has been engaged in an ongoing process of considering potential nominees for vacancies. When the Board has located qualified candidates, it expects to either fill the remaining Class I and Class III positions or to nominate appropriate candidates for election at a subsequent meeting of stockholders.

  THE ENCLOSED PROXY CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN TWO, BEING THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

  Information about the nominees for director and other directors whose term of office will continue after the Annual Meeting is set forth in the following paragraphs.

NOMINEES FOR TERMS EXPIRING AT THE 1999 MEETING:

Michael J. Fedida                                           Director since 1995

  Michael J. Fedida, 52, a registered pharmacist, has served for the past eleven years as an officer and director of several retail pharmacies wholly or partially owned by him. In addition, Mr. Fedida has acted as a consultant, without remuneration, to the Company with regard to certain marketing concepts. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. ("Circa") from 1988 to 1995, at which time Circa was acquired by the Company.

Albert F. Hummel                                            Director since 1986

  Albert F. Hummel, 54, has been a director of the Company since March 1986, except for a period from July 1991 to October 1991, and is currently a partner in Affordable Residential Communities, a property management firm. Additionally, Mr. Hummel is President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company. Mr. Hummel received a B.S. from St. Joseph's College in 1967 and an M.B.A. from the University of Chicago in 1969.

  The Board of Directors knows of no reason why either of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:

Alec D. Keith, Ph.D.                                        Director since 1991

  Alec D. Keith, 66, was Chairman of the Company from October 1991 until he retired from that office in May 1996. He is presently a consultant to Watson pursuant to a consulting agreement which he entered into with Watson in July 1996. Dr. Keith also served as a member and as Chairman of the Board of Polydex Pharmaceuticals, Ltd., a manufacturer of blood products, from November 1996 to January 1998. Dr. Keith was a co-founder of Zetachron, Incorporated ("Zetachron"), which was acquired by the Company in 1991. Zetachron was a research and development company engaged in the development of advanced drug-delivery systems. Dr. Keith held senior executive positions at Zetachron from 1991 through 1995, at which time Zetachron merged into Watson Laboratories, Inc. He is also Adjunct Professor of Biophysics at Pennsylvania State University. Dr. Keith has authored many scientific publications, has edited two books, and holds numerous domestic and foreign pharmaceutical patents. He received a Ph.D. in genetics from the University of Oregon in 1966.

Ronald R. Taylor                                            Director since 1994

  Ronald R. Taylor, 51, has been a consultant to Cardinal Health, Inc. ("Cardinal Health"), a leading provider of health-care products and services, since May 1996. Mr. Taylor was a founder and was formerly Chairman of Pyxis Corporation, a developer and marketer of systems designed to manage drugs and supplies, from 1987 until 1996, at which time Pyxis Corporation became a wholly owned subsidiary of Cardinal Health. Since April 1, 1998, Mr. Taylor has been a general partner of Enterprise Partners Venture Capital, a venture capital firm. He has been a Board member of Cavanaugh's Hospitality Corporation, a hotel company, since April 1998.

Andrew L. Turner                                            Director since 1997

  Andrew L. Turner, 52, is the founder of Sun Healthcare Group, Inc. ("Sun Healthcare"), a diversified international long-term care provider, and has been the Chairman and Chief Executive Officer of Sun Healthcare since its formation in 1989. Mr. Turner also founded and previously served as Chief Operating Officer of Horizon Healthcare Corporation, also a health care services provider, from 1986 to 1989. Mr. Turner is the President of Rio Ranchito, Inc. and serves on the board of directors of the U.S. Olympic Committee for the state of New Mexico, Omnicell Technologies, The Sports Club Co., Sun Health Systems, Alpha Healthcare (Australia), and The Armand Hammer United World College.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:

Allen Y. Chao, Ph.D.                                        Director since 1985

  Allen Y. Chao, 53, a co-founder of the Company, has been Chief Executive Officer of the Company since August 1985, Chairman of the Company since May 1996 and President of the Company since February 1, 1998. Dr. Chao also serves on the Board of Directors of Somerset Pharmaceuticals, Inc. ("Somerset"), which is fifty percent (50%) owned by the Company. Dr. Chao served as Director of Pharmaceutical Technology and Packaging Development at Searle Laboratories, Inc. from September 1979 to August 1983, where he had overall responsibility for new product implementation and new pharmaceutical technology development. He received a Ph.D. in industrial and physical pharmacy from Purdue University in 1973.

Michel J. Feldman                                           Director since 1985

  Michel J. Feldman, 56, is a member of the law firm of D'Ancona & Pflaum LLC, Chicago, Illinois, where he has practiced since June 1991. D'Ancona & Pflaum LLC provides legal services to the Company. Mr. Feldman served as the Secretary of the Company from 1995 to 1998. From 1977 to 1981, Mr. Feldman was President and Chief Executive Officer of Avanti Communications, a cellular antenna manufacturer, which was acquired in 1981 by The Allen Group, Inc. Mr. Feldman is also a director of Neff Motivation, Inc., a private corporation which manufactures and markets award recognition products. Mr. Feldman received a J.D. from the Northwestern University School of Law in 1968 and is a Certified Public Accountant.

BOARD AND COMMITTEE MEETINGS

  The Company has an Audit Committee composed of Michael J. Fedida, Albert F. Hummel, Ronald R. Taylor and Andrew L. Turner. During the fiscal year ended December 31, 1998, the Audit Committee met twice for the purposes of (i) reviewing the arrangements and scope of the audit; (ii) discussing any matters of concern to the Committee with regard to the Company's financial statements or results of the audit and (iii) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent accountants.

  The Company has a Compensation Committee composed of Michael J. Fedida, Ronald R. Taylor and Andrew L. Turner. The Compensation Committee met three times and executed eight Unanimous Consents in Lieu of Special Meetings during the fiscal year ended December 31, 1998. The function of the Compensation Committee is to review and approve recommendations concerning (i) the compensation of the Chairman of the Board, the Chief Executive Officer and the President of the Company: (ii) the compensation policies applicable to the other senior executive officers of the Company; (iii) the grant of stock options under the Company's 1991 Stock Option Plan and (iv) the administration of the 1995 Non-Employee Directors' Plan ("1995 Plan").

  The Company does not have a Nominating Committee. Nominations of directors by stockholders must be in writing and delivered to the Secretary of the Company at the principal executive offices of the Company no more than 90 days and no less than 60 days prior to the Annual Meeting and otherwise in accordance with the By-Laws.

  The Board of Directors of the Company held eleven meetings, and executed two Unanimous Consents in Lieu of Special Meeting, during the fiscal year ended December 31, 1998. Each director attended at least 75% of all Board and applicable Committee meetings.

                            DIRECTORS' COMPENSATION

  All Company directors who are not full-time employees of the Company received a director's fee of $25,000 for 1998. In addition, directors are also paid $500 for each Committee meeting of less than one-half day, and $1,000 for each Committee meeting of more than one-half day. All directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings. Michel J. Feldman's law firm receives his director's fee. Additionally, Alec D. Keith has a consulting agreement with the Company in which Dr. Keith provides two days of consulting services to the Company each month in exchange for $2,000, plus an additional $1,000 for each additional day his services are required.

  From time to time, the Company has granted stock options to non-employee directors under the 1995 Plan. The following table sets forth the options granted under the 1995 Plan from January 1, 1998 to December 31, 1998.

                                 Number of Shares
                                Underlying Options    Exercise
   Name                             Granted (1)    Price Per Share Date of Grant
   ----                         ------------------ --------------- -------------
   Michel J. Feldman...........       30,000           $43.00         5/4/98

--------
(1) Reflects the amount of 10,000 shares for each year of the three year term to which the director was elected.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1998 fiscal year all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

                      HOLDINGS OF STOCKHOLDERS, DIRECTORS
                            AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 15, 1999, the name, address (where required) and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and Named Executive Officers (as defined under "Executive Compensation") of the Company, and by all directors and executive officers (including Named Executive Officers) of the Company as a group.

                                               Amount and Nature of    Percent of
          Name of Beneficial Owner           Beneficial Ownership (1)    Class
          ------------------------           ------------------------  ----------
American Express Financial Corporation......        5,048,122(2)          5.2%
  IDS Tower 10
  Minneapolis, MN 55440
Allen Y. Chao, Ph.D.........................        4,034,126(3)(4)       4.2%
David C. Hsia, Ph.D.........................        2,014,912(4)(5)       2.1%
Alec D. Keith, Ph.D.........................          502,600(6)            *
Albert F. Hummel............................          474,766(7)            *
Michael J. Fedida...........................           57,200(8)            *
Michel J. Feldman...........................           46,000(9)            *
Ronald R. Taylor............................           20,000(10)           *
Andrew L. Turner............................           35,120(11)           *
G. Frederick Wilkinson......................           70,350(12)           *
Melvin Sharoky, M.D.........................          303,065(13)           *
Patrick J. McEnany..........................           84,900(14)           *
Michael E. Boxer............................              --                *
All current directors and executive
 officers of the Company (14 persons).......        8,127,067(4)-(15)     8.4%

--------
 *  Represents less than 1%

 (1) Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

 (2) Based upon a Schedule 13G filed by a group, as defined by Section 13(d)(3) of the Exchange Act, with the SEC on January 29, 1999.

 (3) Includes 609,800 shares of Common Stock subject to exercisable options, 1,556,426 shares of Common Stock held by Allen Chao Interests, Ltd., a partnership in which Dr. Chao is a controlling partner, 950,646 shares of Common Stock held by MAL Investment Company, a corporation of which Dr. Chao is a controlling stockholder, and 917,254 shares of Common Stock held by the Allen Chao and Lee Hwa Chao Family Trust.

 (4) Allen Y. Chao and Phylis Hsia are siblings. David C. Hsia is married to Phylis Hsia.

 (5) Includes 186,000 shares of Common Stock subject to exercisable options held by Dr. Hsia, 40,000 shares of Common Stock held by David and Phylis Hsia Charitable Remainder Trust, 1,095,468 shares of Common Stock held by Hsia Interests, Ltd., a family partnership, and 693,444 shares of Common Stock held by the Hsia Family Trust. Excludes 87,750 shares of Common Stock held in irrevocable trusts for the benefit of Dr. and Mrs. Hsia's children over which Dr. and Mrs. Hsia have no voting or investment power.

 (6) Includes 20,000 shares of Common Stock subject to exercisable options and 482,600 shares of Common Stock held by Dr. Keith. Mr. Hummel, a director of the Company, also has an exercisable option to purchase 264,000 shares of Common Stock from Dr. Keith.

 (7) Includes 450,534 shares of Common Stock subject to exercisable options and 24,232 shares of Common Stock held by Mr. Hummel. Mr. Hummel has exercisable options to purchase 264,000 and 132,000 shares of Common Stock from Dr. Keith and Dr. Wallace C. Snipes (a former officer of Watson), respectively.

 (8) Includes 48,600 shares of Common Stock subject to exercisable options and 8,600 shares of Common Stock held by Mr. Fedida.

 (9) Includes 45,000 shares of Common Stock subject to exercisable options and 1,000 shares of Common Stock held by Ercelle Feldman, the wife of Michel
     J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(10) Comprises shares of Common Stock subject to exercisable options.

(11) Includes 10,000 shares of Common Stock subject to exercisable options and 25,120 shares of Common Stock held by the Andrew L. and Nora L. Turner Trust, of which Andrew L. Turner is Trustee.

(12) Includes 69,000 shares of Common Stock subject to exercisable options and 1,350 shares of Common Stock held by Mr. Wilkinson.

(13) Includes 272,341 shares of Common Stock held by Dr. Sharoky, 29,142 shares of Common Stock held by Dr. Sharoky as custodian for his children and 1,582 shares of Common Stock held by Dr. Sharoky as custodian for his niece.

(14) Includes 80,000 shares of Common Stock subject to exercisable options and 4,900 shares of Common Stock held by Mr. McEnany's wife.

(15) Excludes Mr. Hummel's options to acquire 264,000 shares from Dr. Keith.

                 PROPOSAL NO. 2--RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of PricewaterhouseCoopers LLP has audited the books and records of the Company since its inception and the Board of Directors will recommend at the Meeting that the stockholders ratify the selection of PricewaterhouseCoopers LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                            EXECUTIVE COMPENSATION

  The following table summarizes the compensation paid or accrued to Allen Y. Chao, Ph.D., for services rendered for the year ended December 31, 1998 as the Company's President, Chairman and Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 ("Named Executive Officers") for services in the capacity indicated.

                          SUMMARY COMPENSATION TABLE

                                                       Long-Term
                                                      Compensation
                                                         Awards
                                         Annual       ------------
                                      Compensation     Securities
     Name and Principal             -----------------  Underlying   All Other
        Position (1)           Year  Salary   Bonus     Options    Compensation
 ---------------------------   ---- -------- -------- ------------ ------------
Allen Y. Chao, Ph.D........... 1998 $500,000 $400,000   100,000     $   15,392
 President, Chairman of the    1997  400,000  400,000   100,000          8,650
  Board and Chief Executive    1996  400,000  300,000   200,000          4,750
  Officer(1)(2)(3)(4)

David C. Hsia, Ph.D........... 1998 $219,475 $ 35,000    10,000     $    5,911
 Senior Vice President,        1997  200,000   50,000         0          4,750
 Scientific Affairs(1)(2)(5)   1996  165,000   20,000    15,000          4,750

G. Frederick Wilkinson........ 1998 $211,000 $ 52,750    25,000     $   10,828
 Vice-President(3)(6)          1997  200,000  100,000    60,000         10,750

Michael E. Boxer.............. 1998 $ 88,462 $ 30,000   100,000     $   86,269
 Chief Financial Officer(1)(7)

Melvin Sharoky, M.D.(8)....... 1998 $115,392 $      0         0     $1,082,079
                               1997  375,000  100,000         0         13,224
                               1996  350,000  300,000        --        158,595

Patrick J. McEnany(9)......... 1998 $ 29,406 $      0         0     $  320,833
                               1997  200,000  140,625   202,226         10,119
                               1996  169,250   24,906     5,832         44,818

--------
(1) Dr. Chao, Dr. Hsia, and Michael E. Boxer have entered into employment agreements with the Company. The Company's employment agreements with Dr. Sharoky and Mr. McEnany expired during 1998. Please refer to "Employment Agreements" below for details.

(2) Pursuant to bonus formulas established by the Company's Compensation Committee, Dr. Chao received annual bonuses in 1998, 1997, and 1996, based upon net after-tax earnings of the Company and at the discretion of the Compensation Committee. Bonuses paid to Dr. Hsia in 1998, 1997, and 1996 were based on the satisfaction of certain criteria set by the Company's Chief Executive Officer.

(3) Dr. Chao and Mr. Wilkinson serve on the Board of Directors of Somerset, a joint venture which is 50% owned by the Company. Dr. Chao has served on the Somerset Board of Directors since 1995 and received director fees of $12,000 in each of 1998, 1997 and 1996. In 1997, Mr. Wilkinson joined the Board of Directors of Somerset. In 1997 he received directors fees from Somerset in the amount of $6,000 and in 1998 he received directors fees from Somerset in the amount of $12,000. These fees to Dr. Chao and Mr. Wilkinson were not paid by the Company and so have not been included in the Summary Compensation Table.

(4) Other compensation to Dr. Chao in 1998, 1997 and 1996 includes the Company's 401(k) contributions on behalf of Dr. Chao. Additionally, other compensation in 1998 and 1997 to Dr. Chao includes car allowances of $7,800 and $3,900, respectively.

(5) Other compensation to Dr. Hsia in 1998, 1997 and 1996 includes the Company's 401(k) contributions on behalf of Dr. Hsia.

(6) Mr. Wilkinson became an officer of the Company effective July 14, 1997. He has been employed by the Company since June 24, 1996. Other compensation in 1998 and 1997 to Mr. Wilkinson includes the Company's 401(k) contributions on his behalf, and car allowances of $5,500 and $6,000, respectively.

(7) Mr. Boxer has been employed by the Company since July 27, 1998. Other compensation paid to Mr. Boxer includes the imputed value of interest on an interest free loan taken by Mr. Boxer from the Company in the amount of $600,000 for the purpose of purchasing a home. Other compensation paid to Mr. Boxer also includes the Company's 401(k) contributions on his behalf, as well as a reimbursement of $60,000 for relocation expenses in connection with his employment by the Company.

(8) Dr. Sharoky resigned from the Company effective January 31, 1998. Somerset reimbursed the Company for salary paid to Dr. Sharoky in the amounts of $87,500, $300,000 and $300,000 in each of the years ended December 31, 1998, 1997 and 1996, respectively. Other compensation in 1998, 1997 and 1996 to Dr. Sharoky includes the Company's 401(k) contributions on his behalf. Other compensation to Dr. Sharoky in 1998 also includes a $1,080,000 severance payment in connection with the termination of his employment with the Company.

(9) Mr. McEnany's employment agreement with the Company expired as of January 31, 1998. Other compensation to Mr. McEnany for 1998 includes a $320,833 severance payment in connection with the termination of his employment with the Company. In addition, other compensation to Mr. McEnany in 1997 and 1996 includes the Company's 401(k) contributions on his behalf.

Employment Agreements

  Effective May 29, 1995, the Company entered into employment agreements with each of Drs. Allen Y. Chao and David C. Hsia (the "Senior Executives"), which will terminate on May 31, 2000. These agreements provide that, among other things, (i) Drs. Chao and Hsia will receive minimum annual salaries of $300,000 and $165,000 per year, respectively; (ii) the Senior Executives' employment may be terminated for cause, or by reason of death or disability;
(iii) in the event of termination on account of retirement or disability, the Company will continue the Senior Executives' major medical coverage; and (iv) in the event of termination without cause or for good reason (as described in the employment agreements) subsequent to a change in control, the Senior Executives are entitled to receive, among other things, certain severance benefits, including an amount equal to 2.99 times their base salary and incentive compensation. In the event the Company terminates Dr. Hsia's employment for reasons other than cause, disability, retirement or death, and such termination is not related to a change in control, the Company will provide Dr. Hsia with severance pay in an amount equal to one times his annual salary as of the last day worked. In addition, Dr. Chao was entitled to receive options to purchase 300,000 shares of the Company's Common Stock under the 1991 Plan, all of which were granted in 1997 and 1996. Such options vest over a five year period following the grant date. See "Report of the Compensation Committee on Executive Compensation."

  Effective July 27, 1998, the Company entered into an employment agreement with Michael E. Boxer whereby Mr. Boxer agreed to serve as the Chief Financial Officer of the Company. The agreement provides that, among other things, (i) Mr. Boxer's employment shall be at will; (ii) he will receive a base annual salary of $199,992 per year, subject to adjustment at the discretion of the President of the Company; (iii) he may receive a bonus, the amount of which is to be determined at the end of each calendar year, of up to 30 percent of his base salary, (iv) he will receive reimbursement for certain relocation expenses, and (v) in the event of termination of his employment for reasons other than death, disability or cause, and if such termination is not related to a change in control, the Company will provide Mr. Boxer with severance pay by continuing his base salary as of his last day worked for a period of 52 weeks. If Mr. Boxer's employment is terminated due to a change in control, he will be entitled to a lump sum payment in a gross amount equal to his base salary for a period of twelve (12) months. In addition, Mr. Boxer received a stock option grant under the Plan of 100,000 shares at the time he signed his employment agreement with the Company, and is entitled to an additional stock option grant under the Plan of 50,000 shares on April 27, 1999. All such options vest over a five year period following each grant date. Mr. Boxer is also entitled to receive additional stock option grants as are determined by the

Compensation Committee of the Board in accordance with its policies regarding stock option grants to executive employees generally. See "Report of the Compensation Committee on Executive Compensation."

  On January 31, 1998, the employment agreement between the Company and Dr. Sharoky expired, and he received certain severance benefits, which included the sum of $1,350,000, payable in five installments through January 1999 (of which $1,080,000 was paid in 1998).

  On January 31, 1998, the employment agreement between the Company and Mr. McEnany expired, and he received certain severance benefits, which included the sum of $350,000, payable in twelve installments through January 1999 (of which $320,833 was paid in 1998).

Options

  The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 1998 to each Named Executive Officer of the Company who received such a grant under the Company's 1991 Stock Option Plan.

                       Option Grants in Last Fiscal Year
                               Individual Grants

                                                                         Potential Realizable
                                                                           Value at Assumed
                          Number of   % of Total                         Annual Rates of Stock
                            Shares     Options                            Price Appreciation
                          Underlying  Granted to  Exercise or             for Option Term (1)
                           Options   Employees in Base Price  Expiration ---------------------
          Name             Granted   Fiscal Year   Per Share     Date        5%        10%
          ----            ---------- ------------ ----------- ---------- ---------- ----------
Allen Y. Chao, Ph.D.....   100,000       8.55%      $36.19     2/24/08   $2,275,798 $5,767,345
David C. Hsia, Ph.D.....    10,000       0.85%      $43.00     7/27/08   $  270,423 $  685,307
G. Frederick Wilkinson..    25,000       2.14%      $43.00     7/27/08   $  676,057 $1,713,270
Michael E. Boxer........   100,000       8.55%      $43.00     7/27/08   $2,704,230 $6,853,081

--------
(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by Securities and Exchange Commission rules and are not intended as a forecast of possible future appreciation in stock prices.

Option Exercises and Fiscal Year-End Values

  The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of options during the fiscal year ended December 31, 1998, as well as unexercised options held as of the end of such fiscal year.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                       Number of
                                                 Securities Underlying     Value of Unexercised
                           Shares               Unexercised Options at    In-the-Money Options at
                          Acquired                 December 31, 1998         December 31, 1998
                             on       Value    ------------------------- -------------------------
Name                      Exercise  Realized   Exercisable Unexercisable Exercisable Unexercisable
----                      -------- ----------- ----------- ------------- ----------- -------------
Allen Y. Chao, Ph.D.....        0  $         0   589,800      340,000    $26,445,811  $11,098,348
David C. Hsia, Ph.D.....        0  $         0   186,002       98,998    $ 8,049,916  $ 3,617,981
G. Frederick Wilkinson..   15,000  $   266,250    61,002      168,998    $ 2,322,295  $ 5,822,026
Michael E. Boxer........        0  $         0         0      100,000    $         0  $ 1,418,999
Melvin Sharoky, M.D.....  622,000  $13,316,290         0            0    $         0  $         0
Patrick J. McEnany......  123,378  $ 2,548,837    40,000      160,000    $ 1,635,099  $ 6,540,399

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 ("Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

  The Compensation Committee of the Board of Directors is responsible for determining the compensation policies for the senior executive officers of the Company including Dr. Allen Y. Chao, its Chief Executive Officer, and the actual compensation of Dr. Chao. It also administers the 1991 Plan and the 1995 Plan.

Compensation Philosophy

  The Company does business in a highly competitive and dynamic industry. The Company's continued success in such an environment depends, in large part, on its ability to attract and retain talented senior executives. The Company must provide executives with long- and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Committee's compensation policies are designed to:

    1. Provide a competitive level of compensation to attract and retain talented management;

    2. Reward senior executives for corporate performance by linking a substantial portion of total compensation to the achievement of measurable performance objectives; and,

    3. Align the interests of senior executives with the stockholders in order to maximize stockholder value.

  The Committee's goal is to provide a competitive compensation package based on a review of publicly available information about the compensation paid to similarly situated executives of selected pharmaceutical companies (the "Peer Group"). The Committee believes that a substantial portion of compensation should be tied to the attainment of long- and short-term objectives.

  To achieve these compensation objectives, the Committee has developed a compensation philosophy for senior executive officers consisting of base salary, a contingent bonus arrangement tied to after-tax earnings or other goals and awards of stock options.

Base Compensation

  From time to time, the Committee conducts a review of the executive compensation paid by members of the Peer Group. The Committee reviews the salary data for the average and median levels of compensation. However, the Committee does not rely exclusively on statistical compilations. Certain members of the group reviewed are considered to be very similar to the Company in terms of market capitalization, length of time as a publicly held company, number of employees, and overall prospects for short- and long-term growth. The compensation paid by these Peer Group companies is given substantially more weight in setting base compensation. In prior years, the Committee has raised the compensation levels of its senior executives to competitive levels in relation to the other members of the Peer Group.

  Based on its compensation review and the Committee's compensation philosophy, and taking into account the Company's actual and projected revenues and income, the Committee has determined that Dr. Chao's 1999 base compensation should be increased to $600,000.

Bonus

  The Committee believes that a significant portion of Dr. Chao's bonus should be tied to the Company's meeting or exceeding its goals for earnings per share. The Committee determined that a bonus would be paid upon earnings per share meeting a certain threshold and the bonus would increase as earnings per share increased, up to a cap. Pursuant to the formula so devised, Dr. Chao was paid a bonus of $300,000 in 1999 based upon the Company meeting certain earnings per share goals for the 1998 fiscal year. In addition, Dr. Chao was eligible to earn up to $200,000 to be paid at the discretion of the Committee related to certain subjective goals set by the Committee and such other factors as the Committee deemed relevant. After considering the factors previously established by the Committee, the Committee awarded Dr. Chao an additional discretionary bonus of $100,000.

  The Committee has decided that a formula should again be used in determining the 1999 bonus for Dr. Chao. For 1999, Dr. Chao will receive a bonus of up to $400,000 to be determined based upon the Company satisfying certain established earnings per share goals for the 1999 fiscal year. The Committee also determined that Dr. Chao should be eligible for an additional 1999 bonus of up to $200,000 at the discretion of the Committee. Whether or not this discretionary bonus will be paid will be determined after the end of 1999, based on factors determined by the Committee.

Stock Options

  The Committee believes that stock options provide a valuable tool for aligning the interests of management with stockholders and focusing management's attention on the long-term growth of the Company. The Committee expects to continue granting options.

  The Committee granted 100,000 option shares to Dr. Chao in 1998.

Policy on Deductibility of Compensation

  The Internal Revenue Code provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations. An exception to the limit applies to certain types of performance-based awards granted under plans approved by the Company's stockholders, which may include stock options. The Company's 1991 Stock Option Plan has previously been amended to comply with the performance-based compensation requirements.

  The Committee's policy is to qualify bonus and option grants for the performance-based compensation exception to the $1,000,000 deduction limitation whenever possible.

Conclusion

  The Committee will continue to establish base compensation at levels that are competitive with selected members of the Peer Group. The Committee intends for performance compensation to constitute a substantial portion of overall compensation, and for compensation to be linked to the achievement of the Company's short-and long-term goals as established by the Company. The Committee intends to create incentives at the levels necessary to maintain above-average performance within the Company's industry.

                                          Michael J. Fedida
                                          Ronald R. Taylor
                                          Andrew L. Turner

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from December 31, 1993 through December 31, 1998, with the cumulative total return on the Standard & Poor's ("S&P") 500 Composite Index, and the Dow Jones Pharmaceutical Index over the same period. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

  The graph herein assumes the investment of $100 in the Company's Common Stock and in each of the other indexes on December 31, 1993.

             Comparison of Five Year Cumulative Total Return Among
         Watson Pharmaceuticals, Inc., the S&P 500 Composite Index, and
                       the Dow Jones Pharmaceutical Index

                       [PERFORMANCE GRAPH APPEARS HERE]

                          12/31/93 12/30/94 12/29/95 12/31/96 12/31/97 12/31/98
                          -------- -------- -------- -------- -------- --------
Watson Pharmaceuticals,
 Inc. Common Stock......   100.00   103.96   194.06   177.97   256.93   499.01
S&P 500 Composite
 Index..................   100.00    98.46   132.05   158.80   208.05   263.53
Dow Jones Pharmaceutical
 Index..................   100.00   110.17   172.52   215.58   329.76   484.55

                             CERTAIN TRANSACTIONS

  The Company leases a portion of its facilities from a trust and other entities of which Drs. Chao, Hsia and certain family members are among the beneficiaries. The aggregate rent expense for 1998, 1997 and 1996 was $345,000, $332,000, and $432,000, respectively, and was allocated to cost of sales, research and development and selling, general and administrative expenses.

  During 1998, Michael E. Boxer, the Company's Chief Financial Officer, entered into an agreement to borrow $600,000 from the Company, interest free, for the purpose of purchasing a home. The loan is due in July 1999. Any unpaid balance will bear interest at 10% per annum, compounded annually.

  Prior to Michael E. Boxer's employment with the Company he worked for The Enterprise Group, a consulting entity that provided various financial services to the Company. During 1998, but prior to Mr. Boxer's employment with the Company, the Company paid $138,601 to The Enterprise Group.

  In 1998, Mr. Feldman's law firm received fees for legal services rendered to the Company in the amount of $1,802,187.

              STOCKHOLDERS' PROPOSALS FOR THE 2000 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 2, 1999.

  Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by February 15, 2000.

                                OTHER BUSINESS

  As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

                                          By Order of the Board of Directors.

                                          Robert C. Funsten
                                          Secretary

                Please Detach and Mail in the Envelope Provided


8888

                         WATSON PHARMACEUTICALS, INC.
                              311 BONNIE CIRCLE
                          CORONA, CALIFORNIA 91720
            PROXY -- SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS -- MAY 3, 1999

     The undersigned hereby appoints Alec D. Keith, Ph.D., Ronald R. Taylor, Andrew L. Turner, Allen Y. Chao, Ph.D. and Michel J. Feldman, or any of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on May 3, 1999, and any adjournments or postponements thereof, with respect to the following.

     A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

                       (PLEASE SIGN ON THE REVERSE SIDE)



                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                         WATSON PHARMACEUTICALS, INC.

                                  May 3, 1999



                Please Detach and Mail in the Envelope Provided


[X] Please mark your
    votes as in this
    example.

                        VOTE FOR
                     both nominees
                       (except as      VOTE
                     indicated to     WITHHELD
                      the contrary    from both
                         below)       nominees
1. Election
   of the following       [_]            [_]         NOMINEES: Michael J. Fedida
   nominees as                                                 Albert F. Hummel
   Directors:

Instruction: To withhold authority to vote for any individual
-----------
nominee, write that nominee's name in the following space:

--------------------------------------------------------------

                                         FOR        AGAINST       ABSTAIN

2. Approval of the selection of          [_]          [_]           [_]
   PricewaterhouseCoopers LLP as
   independent accountants for
   the 1999 fiscal year.

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY'S DIRECTORS RECOMMEND A VOTE FOR BOTH PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND WILL BE VOTED FOR APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.



Signature or Signature(s) ___________________________________ Date _____________


NOTE: Please date and sign above exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.